Exhibit a.3

Exhibit a.3 State of Delaware Secretary of State Division of Corporations Delivered 10:38 AM 01/25/2007 FILED 10:34 AM 01/25/2001 SRV 070083976 - 4290617 FILE STATE OF DELAWARE CERTIFICATE OF LIMITED PARTNERSHIP The Undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows: First: The name of the limited partnership is Capltal South Partners SBIC Fund III, L.P. Second: The address of its registered office in the State of Delaware is 615 South DuPont Highway jn the city of Dover (19901) The name of the Registered Agent at such address is National Corporate Research, ltd. Third: The name and mailing address of each general partner is as follows: Capltal South Partners SBIC F-III, LLC, a North Carolina LLC 1011 East Morehead St., Suite 150 Charlotte, NC 28204 In Witness Whereof, the undersigned has executed this Certificate of Limited Partnership as of 24 th day 0f January A.D. 2007C&uLtalSouth Partners SBIC F-III, LLC Bv: General Partner Name: Joseph B. Alala, III, Manager (type or print name)